CERTIFICATE OF MERGER

MERGING

HT ACQUISITION CORP.
 A DELAWARE CORPORATION

WITH AND INTO

AQUAMED TECHNOLOGIES, INC.
 A DELAWARE CORPORATION

Pursuant to Title 8, Section 251(c) of the
 Delaware General Corporation Law

AquaMed Technologies, Inc., a Delaware corporation (the “Company”), does hereby certify as follows:

                FIRST: Each of the constituent corporations, the Company and HT Acquisition Corp., a Delaware corporation (“Merger Sub”), is a corporation duly organized and existing under the laws of the State of Delaware.

                SECOND: An Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 11, 2010, among the Company, and Merger Sub, and HepaLife Technologies, Inc., a Florida corporation, setting forth the terms and conditions of the merger of Merger Sub with and into the Company (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

                THIRD: The name of the surviving corporation in the Merger (the “Surviving Corporation”) shall be AquaMed Technologies, Inc.

                FOURTH: The certificate of incorporation of the Company, as in effect immediately prior to the Merger, shall be the certificate of incorporation of the Surviving Corporation.

                FIFTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

AquaMed Technologies, Inc.
850 Third Avenue, Suite 1801
New York, NY 10022

     SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

     SEVENTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

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                IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be signed by an authorized officer as of May 11, 2010.

SURVIVING CORPORATION:
AquaMed Technologies, Inc.
By:	/s/ Benjamin Mayer
Name:	Benjamin Mayer
Title:	President